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                         Aquila Gas Pipeline Corporation


                               File Number 1-12426


                                  Exhibit 21.1



                         Subsidiaries of the Registrant


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                                                                    Exhibit 21.1



                         Subsidiaries of the Registrant


        Direct Subsidiaries of Aquila Gas Pipeline Corporation:
            Aquila Tristar Corporation, a Delaware corporation
            Aquila Southwest Energy Corporation, a Delaware corporation Aquila Katy Pipeline Corporation, a Delaware corporation Aquila Gas Processing Corporation, a Delaware corporation Aquila Southeast Pipeline Corporation, a Delaware corporation Aquila Gas Systems Corporation, a Delaware corporation
            AQP Newco Corporation, a Delaware corporation
            AQP Acquisitions L.L.C., a Delaware limited liability company


        Direct and Indirect Subsidiaries of Aquila Tristar Corporation:
            Tristar Gas Investments Corporation, a Texas corporation
            Tristar Gas Company L.P., a Texas limited partnership
            Tristar Gas Marketing Company, a 50% owned Texas general partnership Tristar Gas Marketing LTD, a Texas limited partnership
            South Texas Gas Gathering and Treating System, a 50% owned Texas joint venture
            Dorado Joint Venture, a 40% owned Texas joint venture
            Nustar Joint Venture, a 20% owned Texas joint venture


        Direct and Indirect Subsidiaries of Aquila Southwest Energy Corporation:
            Aquila Southwest Pipeline Corporation, a Delaware corporation
            Aquila Southwest Marketing Corporation, a Delaware corporation Brooks-Hidalgo Pipeline System, a 23% owned Texas joint venture Brooks-Hidalgo Marketing Services, a 50% owned Texas joint venture Fayette County Gathering System, a 50% owned Texas joint venture Aquila Southwest Processing, L.P., a Delaware limited partnership Aquila Southwest Marketing, L.P., a Delaware limited partnership Aquila Limited Corporation, a Nebraska corporation


        Direct Subsidiary of Aquila Gas Systems Corporation:
            Aquila Gas Systems Marketing Corporation, a Delaware corporation


        Direct Subsidiary of AQP Newco Corporation and AQP Acquisitions L.L.C.:
            AQP Holdings L.P., a Delaware limited partnership